Exhibit 99.4

LANDEC CORPORATION
2009 STOCK INCENTIVE PLAN
STOCK UNIT AGREEMENT

This Stock Unit Agreement (the “Agreement”) is made and entered into as of ___, 20___ by and between Landec Corporation, a Delaware corporation (the “Company”), and ___ pursuant to the Landec Corporation 2009 Stock Incentive Plan (the “Plan”). To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Plan, which is attached to, and made a part of, this Agreement. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Agreement, the Plan terms and provisions shall prevail.

In consideration of the mutual agreements herein contained and intending to be legally bound hereby, the parties agree as follows:

1.            Restricted Stock Units. Pursuant to the Plan, the Company hereby grants to you, and you hereby accept from the Company, ___Stock Units (the “Restricted Stock Units”), on the terms and conditions set forth herein and in the Plan.

2.           Vesting of Restricted Stock Units. So long as your Service continues, the Restricted Stock Units shall vest in accordance with the following schedule: 100% of the total number of Restricted Stock Units shall vest on the third anniversary of the date of grant.

3.            Termination of Service. In the event of the termination of your Service for any reason, all unvested Restricted Stock Units shall be immediately forfeited without consideration.

4.            Settlement of Restricted Stock Units. Restricted Stock Units shall be automatically settled in Shares upon vesting pursuant to Section 2 above, provided that the Company shall have no obligation to issue Shares pursuant to this Agreement unless and until you have satisfied any applicable tax withholding obligations pursuant to Section 5 below. Issuance of such Shares shall be made as soon as reasonably practicable following the applicable vesting date, but in any event no later than March 15 of the year following which the Restricted Stock Units vest.

5.            Withholding Taxes. You agree to make arrangements satisfactory to the Company for the satisfaction of any applicable withholding tax obligations that arise in connection with the Restricted Stock Units. The Company shall not be required to issue Shares pursuant to this Agreement unless and until such obligations are satisfied.

                6.            Tax Advice. You represent, warrant and acknowledge that the Company has made no warranties or representations to you with respect to the income tax consequences of the transactions contemplated by this Agreement, and you are in no manner relying on the Company or the Company’s representatives for an assessment of such tax consequences. YOU UNDERSTAND THAT THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING ANY RESTRICTED STOCK UNITS. NOTHING STATED HEREIN IS INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING TAXPAYER PENALTIES.

Exhibit 99.4

7.            Non-Transferability of Restricted Stock Units. Except as permitted by applicable law, Restricted Stock Units which have not vested pursuant to Section 2 above shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily or involuntarily or by the operation of law. However, this Section 7 shall not preclude you from designating a beneficiary who will receive the Shares underlying any vested Restricted Stock Units in the event of the your death, nor shall it preclude a transfer of such Shares by will or by the laws of descent and distribution.

8.            No Employment Rights. You understand, acknowledge and agree that nothing in this Agreement shall affect in any manner whatsoever the status of your Service or the right or power of the Company (or any Parent, Subsidiary, or Affiliate) to terminate your employment or consulting relationship with the Company (or any Parent, Subsidiary, or Affiliate) at any time, for any such reason, with or without cause, in accordance with applicable law.

9.            Voting and Other Rights. Subject to the terms of this Agreement, you shall not have any voting rights or any other rights and privileges of a shareholder of the Company unless and until the Restricted Stock Units are settled upon vesting.

10.         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflict of laws principles thereof.

11.          Notices. All notices, communications and documents under this Agreement shall be in writing. All notices, communications, and documents directed to the Company and related to the Agreement, if not delivered by hand, shall be mailed to the Company’s principal executive office, Attention: Stock Administration. The current address of the Company’s principal executive office is:

Landec Corporation
3603 Haven Avenue
Menlo Park, CA 94025

All notices, communications, and documents intended for you and related to this Agreement, if not delivered by hand, shall be mailed to your address shown on the last page of this Agreement or such other address as you may specify by notice complying with this section. Notices, communications, and documents not delivered by hand shall be mailed by registered or certified mail, return receipt requested, postage prepaid. All mailings and deliveries related to this Agreement shall be deemed received only when actually received.

Exhibit 99.4

12.         Binding Effect. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors, and assigns of the parties hereto.

13.         Counterparts. This Agreement may be signed in counterparts with the same effect as if the signature to each such counterpart were upon a single instrument, and all counterparts shall be deemed an original of this Agreement.

14.         Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this ___day of ___, 20___.

LANDEC CORPORATION

By:
(Signature)

Name:

Title:

RECIPIENT:

By:
(Signature)

Address:

Telephone Number:

Email Address:

Exhibit 99.4

I, ___, spouse of ___, have read and hereby approve the foregoing Agreement. In consideration of the Company’s granting my spouse the right to the Restricted Stock Units as set forth in the Agreement, I hereby agree to be bound irrevocably by the Agreement and further agree that any community property or other such interest that I may have in the Restricted Stock Units and the underlying Shares shall hereby be similarly bound by the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Spouse of Recipient